UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 Other Events
Power Supply Adjustor Order
On January 25, 2006, the Arizona Corporation Commission (the “ACC”) voted to approve, with certain modifications, the recommended order of the ACC administrative law judge in connection with the $80 million surcharge application filed by Arizona Public Service Company (“APS”) in July 2005. The approved order modifies APS’ Power Supply Adjustor (“PSA”) as follows:
•	The effective date of the PSA’s annual adjustor was changed from April 1 to February 1, and the adjustor rate was set at the maximum $0.004 per kilowatt-hour effective February 1, 2006. The change in the adjustor rate represents a retail rate increase of approximately 5% designed to recover $112 million of deferred retail fuel and purchased power costs over the 12-month period beginning February 1, 2006.

•	APS is permitted to defer retail fuel and purchased power costs above the PSA’s $776.2 million annual limit (the “cap”) because “[i]t was never our intent that the ‘cap’ create automatic disallowances of cost irrespective of [APS’] efforts to contain fuel and purchased power costs . . ..” The ACC is expected to further examine the cap in APS’ pending application for an emergency interim rate increase.

•	APS is prohibited from requesting PSA surcharges until after the PSA annual adjustor rate has been set each year. The amount available for potential PSA surcharges will be limited to the amount of accumulated deferrals through the prior year-end which are not expected to be recovered through the annual adjustor or any PSA surcharges previously approved by the ACC.
The approved order denies APS’ pending $80 million surcharge application solely on the procedural basis that it was premature.
As of December 31, 2005, APS’ pretax accumulated PSA deferrals totaled $173 million, including interest.
See Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation (“Pinnacle West”)/APS Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, Item 8.01 of the Pinnacle West/APS Current Report on Form 8-K filed December 6, 2005, Item 8.01 of the Pinnacle West/APS Current Report on Form 8-K filed on January 5, 2006, and Item 8.01 of the Pinnacle West/APS Current Report on Form 8-K filed January 9, 2006 for additional information regarding the PSA, APS’ general rate case, the recommended order and APS’ emergency interim rate case.
Palo Verde Nuclear Generating Station
APS has been operating Unit 1 of the Palo Verde Nuclear Generating Station at reduced power levels since December 25, 2005 due to a non-safety related acoustic impact in one of the unit’s shutdown cooling lines. Unit 1 is currently operating at approximately 25% power. APS is in the process of formulating potential remedies to the issue. APS estimates that, to date, Unit 1’s reduced output has resulted in incremental replacement power costs of less than $10 million after income taxes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 26, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: January 26, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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